This Amendment #1 to the S1 Registration Statement filed by the Company on August 17, 2010, SEC file No. 333-168911, is being filed solely to incorporate the auditors’ report which was previously inadvertently omitted.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Berkeley Coffee & Tea, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

(Primary Standard Industrial Classification Code Number)

80-0385523

(I.R.S. Employer Identification No.)

Suite 214, 1662 Highway 395 N, Minden, Nevada 89423,

Tel 011-86 15021337898

sean@dts8coffee.com

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James Parsons

PARSONS/BURNETT/BJORDAHL, LLP

1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA  98004

Phone: 425-451-8036, Fax:  425-451-8568

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Amount to be registered per unit	Proposed maximum offering price	Maximum aggregate offering	Amount of Registration fee
Common	2,500,000	$0.20[1]	$500,000	$35.65

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

 Berkeley Coffee & Tea, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Berkeley Coffee & Tea, Inc. shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

BERKELEY COFFEE & TEA, INC.

2,500,000 Shares of Common Stock

Dated                            , 2010

This prospectus relates to the public offering of 2,500,000 shares of common stock of Berkeley Coffee & Tea, Inc. (the “Company”) directly to investors by the Company at a price of $0.20 per share. There is no minimum offering, the maximum offering under this prospectus is for 2,500,000 shares.  The Company will receive all the proceeds from the sale of these shares.

There currently is no public market for the Company’s shares of common stock.  It is unlikely that an active public trading market can be established or sustained in the near future.  The Company’s common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

Berkeley Coffee & Tea, Inc. is a development stage, start-up company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford the loss of your entire investment.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 7, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offering: 2,500,000 Shares Offered	Price Per Share	Total
Public Price	$0.20	$500,000
Underwriting Discounts and Commissions		$0.00
Proceeds, before expenses, to Berkeley Coffee & Tea, Inc.		$500,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.  Shares will be offered on a best effort basis.

1. The Company is not using an underwriter for this offering.  The Company is offering the shares on a “self-underwritten” best efforts all or none basis directly through our officer and director. No commission or other compensation related to the sale of the shares will be paid to our officer and director.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to the Company for its use.

3. The closing date for the offering will be for a maximum period of 90 days from the effective date of this registration statement and may be extended for an additional maximum period of 90 days at the Company’s discretion.

4. The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________, 2010.

Table of Contents

Cautionary Note Regarding Forward-Looking Statements

6

Risk Factors

7

Use of Proceeds

10

Determination of Offering Price

11

Dilution

12

Plan of Distribution

13

Description of Securities

14

Interest of Named Experts and Counsel

15

INFORMATION WITH RESPECT TO THE REGISTRANT

15

Description of Business

15

Description of Property

18

Legal Proceedings

18

Market for Common Equity and Related Stockholder Matters

19

Managements’ Discussion and Analysis or Plan of Operation

20

Directors, Executive Officers, Promoters and Control Persons

26

Security Ownership of Certain Beneficial Owners and Management Related Stockholder Matters

30

Certain Relationships and Related Transactions, and Director Independence

31

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

43

Incorporation of Certain Information Reference

43

Exhibits and Financial Statement Schedules

45

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Until _____, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary Information

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making any investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section and the Financial Statements including the notes thereto.

Berkeley Coffee & Tea, Inc.

Berkeley Coffee & Tea, Inc. (the “Company”) was incorporated on March 27, 2009 in the state of Nevada.

How to communicate with us

Our principal executive office is located at Building B, #439, Jinyuan Ba Lu, Jiangqiao Town, Jiading District, Shanghai, 201812, China, and our corporate registered office is located at Suite 214, 1662 Highway 395 N, Minden, Nevada 89423, Our telephone number is 011-8615021337898 and electronic mail address is sean@dts8coffee.com.

Our business

We are a development stage company in the process of establishing as a distributor and seller in the United States of coffee produced in China.  Full information about our products is contained in the “Business Description” section of this Prospectus.

We have no intention to merge with another company or to be acquired by another company, or to act as a blank check company, as that term is defined in Rule 419 (a)(2) of Regulation C under the Rules of the Securities Act of 1933.

The Offering

Common stock offered by the Company	2,500,000 shares

Common stock to be issued and outstanding after this offering	10,300,000 shares We have no other securities issued.

The offering under this Prospectus is for 2,500,000 shares of the Company’s common stock at an offering price of $0.20 per share. This offering is made directly to investors by the Company on a best efforts basis. The Company is not using an underwriter for this offering. There is no minimum offering. The maximum offering under this prospectus is for 2,500,000 shares.  If we are unable to sell the offering of 2,500,000 shares and raise the money, we may not be able to implement our business plan and the investors may lose their entire investment.

Our officer and director owns 7,300,000 shares of restricted common stock and none of his shares are being offered under this Prospectus.

There is currently no market for the Company stock.

Summary Financial Information

The summary financial information set forth below is derived from more detailed financial statements appearing elsewhere in this Prospectus.  We have prepared our financial statements contained in this Prospectus in accordance with the generally accepted accounting principles in the United States.  All information should be considered in conjunction with our financial statement including notes thereto contained elsewhere in this Prospectus.

Income Statement	May 1, 2009 to April 30, 2010	For the period from inception March 27, 2009 to April 30, 2009
Revenue	$ 0	$ 0
Net Income (Loss)	$ (6,011)	$ (2,100)
Net Income (Loss) Per Share	$ (0.0001)	$ (0.001)

Balance Sheet	April 30, 2010	April 30, 2009
Total Assets	$14,161	$ 0
Total Liabilities	$972	$ 0
Stockholders’ Equity	$13,189	$ 0

Cautionary Note Regarding Forward-Looking Statements

This Prospectus contains “forward-looking statements” that involve risk and uncertainties.  Berkeley Coffee & Tea, Inc. uses forward-looking statements that you can identify by words or terminology such as "may", "should", "could", "predict", "potential", "continue", "expect", "anticipate", "future", "intend", "plan", "believe", "estimate" and similar expressions (or the negative of these expressions).  This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.  All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements.  Actual results, levels of activity, performance, achievements and events are most likely to vary materially from those implied by the forward-looking statements.  All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements.  Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this Prospectus.  Readers should carefully review this prospectus in its entirety, including but not limited to our financial statements and the notes thereto.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in section 27A of the Securities Act of 1993 and section 21E of the Securities Exchange Act of 1934.

Risk Factors

An investment in our common stock involves a high degree of risk.  The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in the Company. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.  These risk factors, individually or occurring together, would have a substantially negative effect on the Company’s business and would likely cause it to fail.  Should any one or more of these risks actually materialize; the results of our operations and our financial condition would likely suffer.  In that event, the market price of our common stock could decline, and you could lose part or all of your investment.  We have incurred losses from inception and may never generate profits.

Risks Related to Our Business

We may not be able to continue with our operations due to our poor financial position and failure to obtain funding from the offering

Our ability to continue with our business plan is subject to us obtaining the necessary funding from the offering of 2,500,000 shares of the Company’s common stock at an offering price of $0.20 per share under this registration statement and our ability to generate revenue.  Our independent auditor, Child, Van Wagoner & Bradshaw, PLLC, independent Certified Public Accountants, stated in their report that our financial statements for the years ended April 30, 2010 and 2009 were prepared assuming that we could continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of zero revenue and accumulated losses of $8,111 incurred since inception.  There are no assurances that we will be successful in selling to investors 2,500,000 shares of our common stock at a price of $0.20 per share and/or generate any revenue.  Accordingly, our potential as a going concern could be affected and our ability to continue with our business plan would be harmed.  As a result, the investors could lose their entire investment.

Competition and our limited operating history may adversely impact our ability to implement our business plan

In conducting our initial development activities, we are aware there are other companies conducting similar activities, and the demand for coffee is affected by consumer taste and preferences.  As a development stage company with little operating capital in a rapidly evolving and highly competitive coffee industry we will encounter financial difficulties.  The coffee market is highly fragmented and coffee brands are being established across multiple distribution markets.  Several competitors are aggressive in obtaining distribution to roaster retailers, commercial roasters, gourmet roasters and retailers and coffee brokers.  We will only begin to penetrate those markets which give other competitors advantages over us based on their earlier entry into these distribution markets.  Competition in the coffee market is intense as relatively low barriers to entry encourage new competitors to enter the coffee market.  The new market entrants may have substantially greater financial, marketing and operating resources than us, which may adversely affect our ability to implement our business plan.  We may have to curtail or cease our business and our investors may lose their entire investment.

Diseases and adverse weather conditions may negatively impact our supply and the cost of coffee

A significant portion of our anticipated revenue will be realized during China’s coffee harvest season, which is from October to March.  Any coffee tree and/or coffee bean diseases and/or severe adverse weather conditions such as a prolonged period of drought and rain, would have an adverse effect upon the production and supply of quality coffee at a reasonable price, which, in turn would directly impact our ability to market and sell coffee in the United States.  Decreased availability of quality coffee would have an adverse effect on our purchasing costs, revenue and profitability and would jeopardize our ability to grow our business.  As a result, our business would be impaired and we may have to curtail or cease our operations.

Social and political instability in China may negatively impact our purchase costs and supply of coffee

We plan to purchase coffee from China.  Therefore, any economic, political and social unrest and/or instability in coffee growing regions of China may adversely impact our business operations.  It could result in a decrease in the availability of quality coffee needed for our continued operation and growth of our business.  It could also lead to an increase in our purchasing costs and increased operating costs.  This may impair our business and we may have to cease or curtail our operations and investors could lose their entire investment.

Our ability to market coffee may be affected by the fluctuations in the price of coffee

Coffee trades on the commodities market.  The supply and price of coffee is affected by multiple factors in the various producing countries, including: weather, political, and economic conditions.  We plan to sell our coffee on a negotiated basis based upon the supply and demand at the time of purchase/sale.  The benchmark (beginning) price will be directly tied to the then current prevailing price of New York “C” futures coffee contracts trading on the New York Coffee, Sugar & Cocoa Exchange.  If the cost of coffee increases, we may not be able to pass along those costs to our customers because of the competitive nature of the coffee industry.  If we are unable to pass along increased coffee costs, our margins will decrease and profitability will suffer accordingly.  As a result, our business will be adversely affected and we may have to curtail or cease our operations.

Our business may fail because our employee has limited experience in the coffee industry

Our Chief Executive lacks coffee sales experience and may have difficulty selling the Chinese grown coffee to potential customers in the United States.  Our ability to implement the sales and marketing strategies are partially dependent on our Chief Executive’s ability to increase awareness and recognition of Chinese grown coffee in  the United States.  We may fail to implement our sales and marketing strategies or we may use our resources on sales and marketing strategies that ultimately prove to be unsuccessful.  Consequently, our revenue and operating results may be adversely affected and we may need to curtail or cease our operations.

We have a single product and if demand for coffee decreases our business may fail

Our business strategy is centered on a single product; coffee produced in China.  If the demand for coffee decreases, our business could suffer.  If we fail to continue developing and maintaining the quality of the coffee we sell or allow the quality to diminish, our operations, revenue and profitability could be adversely affected.  Therefore, we may have to curtail or cease our operation and investors could lose their entire investment.

If we fail to raise at least $50,000 (10%) from the offering, our business may fail due to restricted implementation of our business plan

If we fail to raise at least $50,000 from this offering, we may be unable to implement our business plan and we may be forced to restrict our operations and to find alternate sources of financing.  If we are forced to find alternate sources of financing and are unsuccessful in securing such financing on acceptable terms, we may not be able to operate our business.

Absence of managements’ full time participation may negatively affect our operations

Our management is engaged in other activities that could divert his time away from our business operations and could conflict with our business interests, harming our ability to market and sell coffee.  If our officer and director is unable to devote sufficient time to our business operations, our ability to operate at a profit could be harmed. Our officer and director may have difficulty in allocating time, services and functions between the other business ventures in which he may be or become involved.  Specifically, Sean Tan has been our President, Chief Executive Officer and Treasurer and our sole director since our inception.  Sean Tan is a self-employed businessman and does not dedicate his entire business hours to our operations.  We believe that obtaining $500,000 (100%) funding from the offering under this Prospectus, will allow Sean Tan to increase the time he dedicates to our business.  However, the potential for conflicts of interest will still exist between the Company and Sean Tan for future business opportunities.  As such, our business may be impaired and we may have to curtail and cease our operation and the investors may lose their entire investment.

Risks related to owning The Company’s Common Stock

Majority of our common stock is owned by management, which may reduce your ability to influence our activities

Prior to this offering, our officer and director owned approximately 94% of our outstanding shares of common stock, and after the offering of 2,500,000 shares of the common stock, assuming all shares are sold, our officer and director will own approximately 71%, allowing him to control matters requiring approval of our shareholders.  Such concentrated control of the Company may adversely affect the price of our common stock, because it may be more difficult for the Company to attract investors.  Investors will know that matters requiring stockholders’ consent will likely be decided by our officer and director.  Our officer and director can control matters requiring approval by our stockholders’, including the election of directors.  Moreover, if our officer and director elects to sell a substantial number of his shares, investors will likely lose confidence in our ability to earn revenue and will see such a sale as a sign that our business is failing.  Each of these factors, independently or collectively, will likely harm the market price of our stock.

Because we will close the offering even if we do not raise enough money to implement our business plan you may lose your investment

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money.  Any money we receive will be immediately available for use by us.  We may not raise enough money to implement our business plan.  No money will be refunded to investors under any circumstances.  As a result, investors may lose their entire investment.

You may not be able to resell your shares because there is no public trading market for our common stock

There is no public trading market and an active public market may not develop for our common stock.  Consequently, there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  You may not be able to find purchasers for your shares of our common stock.  If you cannot resell your shares then you may not be able to recoup your investment.

We cannot guarantee that an active trading market will develop for our common stock

There is no public market for our common stock. There can be no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained.  Therefore, purchasers of our common stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities.  There has not been a market for our common stock.  We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Company is a Penny Stock

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share.  The Company will be considered a penny stock under said Act.  A purchase of a penny stock is an extremely high risk stock purchase that could result in the entire loss of an individual’s investment.  Since the Company stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement detailing the inherent risks in investing in a penny stock to a customer prior to recommending the sale of its stock.  This could severely limit the ability to create a market for shares of the Company’s stock and make it difficult for an investor to liquidate his or her shares.

There is no guarantee that a Broker/Dealer will file a 15c2-11 on behalf of the Company.  There is no assurance that our common stock will be cleared to trade on the over-the-counter Bulletin Board

We plan on having a market maker file a Form 15c2-11 with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC-Bulletin Board. To date, this has not been done and the FINRA has not cleared our common stock to be quoted on the OTC-Bulletin Board and there is no assurance that our common stock will ever be quoted on the OTC-Bulletin Board.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission’s regulations concerning the transfer of penny stock.  If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser’s written consent to the transaction; and, provide certain written disclosures to the purchaser.  These rules may affect the ability of broker-dealers to make a market in, or trade the Company shares.  In turn, this may make it very difficult for investors to resell those shares in the public market

Use of Proceeds

We intend to raise $500,000 from the sale of 2,500,000 shares of common stock at $0.20 per share.  This offering has a maximum amount of $500,000 and no minimum.  We do not intend to return any stock sales proceeds to investors if the maximum amount is not raised.

The offering expenses associated with this offering are estimated to be $20,000.  Up to April 30, 2010, the Company has not paid any expenses. As at April 30, 2010 we had $4,161 in cash deposits and subscription receivable of $10,000. The Company received $10,000 for subscription receivable on June 22, 2010. This will allow the Company to pay some of the expenses of this offering from cash on hand if no funds are raised under this offering. The following table indicates how the Company will use the proceeds of this offering, assuming 100% of the offering is sold.  Items are not listed in an order of priority.  The gross aggregate proceeds, assuming 100% of the offering is sold, will be $500,000.

	10%	25%	50%	75%	100%
Gross Proceeds	$50,000	$125,000	$250,000	$375,000	$500,000
Estimated Offering Expenses	20,000	20,000	20,000	20,000	20,000
Total Net Proceeds	$30,000	$105,000	$230,000	$355,000	$480,000
Uses of Net Proceeds
Coffee	15,000	52,500	115,000	177,500	240,000
General and Administration	3,000	10,500	23,000	35,500	48,000
Marketing	3,000	10,500	23,000	35,500	48,000
Financial	3,000	10,500	23,000	35,500	48,000
Working Capital	6,000	21,000	46,000	71,000	96,000
Total Uses of Net Proceeds	$30,000	$105,000	$230,000	$355,000	$480,000

The expenditure items are defined as follows:

Coffee:  All costs associated with the purchase of bagged raw coffee beans, casual workers wages, freight and cargo insurance.

General and Administration:  All general and administration expenses, including salaries and benefits, office rent, office supplies, office insurance, telephone, utilities, postage, courier, travel and accommodation, license fees, automobile expenses, equipment leases and other miscellaneous expenses.

Marketing:  All expenses including sales commission, printing, advertising, promotional expenses, membership fees and web site administration.

Financial:  Expenses consist of audit fees, accounting fees, legal fees, treasury function expenses, regulatory and transfer agent fees, investor relations and bank charges.

Working Capital:  Excess cash on hand to be invested primarily in treasury bills but available to pay for expenses not defined in other expenditure items, including anticipated payment in future of salaries and benefits to our officers, directors and employees.  As of the date of this Prospectus, we do not have any agreements or arrangements in place with our officer, director for any payment of salaries and benefits.  Discussion regarding annual compensation for our officers, directors and employees is contained under the section “Executive Compensation” of this Prospectus.

There is no assurance that the Company will raise the full $500,000 under the offering as anticipated.  The following is the breakdown of how the Company will use the proceeds if only 10 percent, 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

If only 10% of the offering is sold, the Company will be forced to implement its business plan and operations on a severely restricted basis and we will be forced to find alternate sources of financing which cannot be assured.  A lack of sufficient funds may cause us to cease our operations.

If only 25% of the offering is sold, the Company will be able to further its business plan and operations on a limited basis but without ability to purchase significant amounts of coffee beans to sell.  Therefore, lack of sufficient supplies may cause the business to fail.

If only 50% of the offering is sold, the Company will be able to further its business plan and operations on a severely restricted basis.  However, without the ability to aggressively pursue the Company’s business plan and operations, it is likely that it would take much longer to build a profitable business.

If only 75% of the offering is sold, there will be sufficient funds available to pay a significant portion of all budgeted expenditures and implement the business plan and operations.

The Company does not intend to return stock sales proceeds to investors under any circumstances. As of April 30, 2010, the Company had $4,161 cash in the bank and received $10,000 on June 22, 2010 for subscription receivable. The money on hand will be used to pay a portion of the expenses of this offering. We estimate the offering expenses to be approximately $20,000.  The money raised from the sale of the 2,500,000 shares being offered by the Company will be used for purposes implementing our “Plan of Operation”, as detailed in this Prospectus.

If we raise an amount less than 10% of the full offering, we will be forced to severely scale back the implementation of our business plan and operations.  The extent of such restrictions cannot be known at this time, but we anticipate the restrictions to force us to: cut back our marketing activities and reduce administration costs; we would likely not be able to advertise and promote if we do not purchase sufficient coffee supplies to sell.  We will be forced to obtain additional and different sources of financing in order to continue to implement our business plan and to continue our operations.  We cannot be assured of securing needed financing on acceptable terms.

Determination of Offering Price

There is no established market for our common stock.  Our offering price for shares sold pursuant to this offering is set at $0.20.  The existing shareholders paid an average of $0.003 per share.  The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for the Company’s common stock) and the high level of risk considering the lack of operating history of the Company.

Dilution

The Company is offering 2,500,000 shares of its common stock for $0.20 per share through this offering.  Over the past five years, our sole officer and director and an investor have purchased shares of the Company’s common stock for $0.001 and $0.01 per share.  Sean Tan, our sole officer and director, purchased 6,300,000 shares at $0.001 per share.  On March 25, 2010, Sean Tan purchased 1,000,000 shares at $0.01 per share and Li Hui Juan, an investor, was issued 500,000 shares at $0.01 per share for travel expenses paid. On April 30, 2010, Sean Tan and Li Hui Juan collectively own 7,800,000 shares of restricted common stock which cost approximately $0.003 per share for a total consideration of $21,300.  None of the 7,800,000 shares are offered or registered under this Prospectus.

If 100% of the Shares are Sold

At April 30, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $0.0017.  Net tangible book value per share is determined by dividing our tangible net worth (tangible assets less total liabilities) by the total number of outstanding shares of common stock.  If the entire offering of 2,500,000 shares is sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $480,000, after deducting the estimated offering expenses of $20,000, our net tangible book value would be approximately $0.0479 per share.  This represents an immediate and substantial increase in the net tangible book value of $0.0462 per share to existing stockholders and an immediate dilution of $0.1521 per share to new investors purchasing common stock in this offering, resulting from the difference between the offering price and the net tangible book value after this offering.  Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0462 to $0.0479 without any additional investment on their part.  After completion of this offering, if 2,500,000 shares are sold, you will own approximately 24.27% of the total number of shares then outstanding, for which you would have made an investment of $0.20 per share or $500,000.  Our existing shareholders will own approximately 75.73% of the total number of shares then outstanding.  Sean Tan and Li Hui Juan, whose shares cost approximately $ 0.003 per share will see an increase in tangible book value of their shares to $0.0479 per share.

If 75% of the Shares are Sold

At April 30, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $0.0017.  If the 75% of  the offering, or 1,875,000 shares are sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $355,000, after deducting the estimated offering expenses of $20,000, our net tangible book value would be approximately $0.0381 per share.  This represents an immediate and substantial increase in the net tangible book value of $0.0364 per share to existing stockholders and an immediate dilution of $0.1619 per share to new investors purchasing common stock in this offering, resulting from the difference between the offering price and the net tangible book value after this offering.  Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0364 to $0.0381 without any additional investment on their part.  After completion of this offering, if 1,875,000 shares are sold, you will own approximately 19.38% of the total number of shares then outstanding for which you would have made an investment of $0.20 per share or $375,000.  Our existing shareholders will own approximately 80.62% of the total number of shares then outstanding.  Sean Tan and Li Hui Juan whose shares cost approximately $ 0.003 per share, will see an increase in tangible book value of their shares to $0.0381 per share.

If 50% of the Shares are Sold

At April 30, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $0.0017.  If the 50%  of  the offering or 1,250,000 shares are sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $230,000, after deducting the estimated offering expenses of $20,000, our net tangible book value would be  approximately $0.0269 per share. This represents an immediate and substantial increase in the net tangible book value of $0.0252 per share to existing stockholders and an immediate dilution of $0.1731 per share to new investors purchasing common stock in this offering, resulting from the difference between the offering price and the net tangible book value after this offering. Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0252 to $0.0269 without any additional investment on their part. After completion of this offering, if 1,250,000 shares are sold, you will own approximately 13.81% of the total number of shares then outstanding for which you would have made an investment of $0.20 per share or $250,000. Our existing shareholders will own approximately 86.19% of the total number of shares then outstanding. Sean Tan and Li Hui Juan whose shares cost approximately $ 0.003 per share will see an increase in tangible book value of their shares to $0.0269 per share.

If 10% of the Shares are Sold

At April 30, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $0.0017. If the 10% of the offering or 250,000 shares are sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $30,000, after deducting the estimated offering expenses of $20,000, our net tangible book value would be approximately $0.0054 per share.  This represents an immediate increase in the net tangible book value of $0.0037 per share to existing stockholders and an immediate dilution of $0.1946 per share to new investors purchasing common stock in this offering, resulting from the difference between the offering price and the net tangible book value after this offering.  Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0037 to $0.0054 without any additional investment on their part.  After completion of this offering, if 250,000 shares are sold, you will own approximately 3.11% of the total number of shares then outstanding for which you would have made an investment of $0.20 per share or $50,000. Our existing shareholders will own approximately 96.89% of the total number of shares then outstanding.  Sean Tan and Li Hui Juan, whose shares cost approximately $ 0.003 per share will see an increase in tangible book value of their shares to $0.0054 per share.

The following table illustrates the per share dilution to new investors purchasing common stock if 100%, 75%, 50%, or 10% of the offering is sold:

	100%	75%	50%	10%
Net tangible book value per share prior to stock sale	0.0017	0.0017	0.0017	0.0017
Net tangible book value per share after stock sale	0.0479	0.0381	0.0269	0.0054
Increase in net book value per share due to stock sale	0.0462	0.364	0.0252	0.0037
Dilution from the public offering price	0.1521	0.1619	0.1731	0.1946

Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.  All the shares will be sold to business associates of our current sole director and officer of the Company.  Our officer and director, Sean Tan, intends to rely on Rule 3a4-1 of the Securities Exchange Act of 1934, which exempts certain associated persons of the Company from the definition of a broker, if such associated person will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as officers and directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.  However, if they do participate in more than one offering every twelve (12) months, they have agreed to restrict their participation to preparing written communications not involving oral solicitations and provide responses to inquiries by potential purchasers that are limited to information contained in this registration statement.  Sean Tan is not subject to statutory disqualification under section 3(a)(39) of the Securities Exchange Act of 1934.  The officer and director, existing stockholders and affiliates of the Company will not purchase shares under this offering.

The offering is made directly to investors by the Company.  The Company is offering 2,500,000 shares of the common stock at an offering price of $0.20 per share on a best efforts basis.  The Company is not using an underwriter for this offering.  To purchase the shares offered, a potential investor has to complete a share purchase subscription form accompanying this Prospectus for the number of shares subscribed, and deliver the executed form with a bank check, money order or bank wire to the order of the Company, representing the payment for agreed share subscription to our registered office located at Suite 214, 1662 Highway 395 N, Minden, Nevada 89423.  Our telephone number is 011-8615021337898 and electronic mail address is

sean@dts8coffee.com.  If a person makes an inquiry involving the potential purchase of shares, that potential purchaser will receive a prospectus, and any additional information will only include information contained in a registration statement.

The Company plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until it sells all of the shares registered, and/or for a maximum period of 90 days from the effective date of this registration statement and may be extended for an additional maximum period of 90 days at the Company’s discretion, whichever occurs first.  The offering will not remain open for any time exceeding 180 days from the effective date of this registration statement.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

Description of Securities

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and By-Laws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and By-Laws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001.  The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences.  In addition, the Shares are not convertible into any other security.  There are no restrictions on dividends under any loan, other financing arrangements or otherwise.  As of the date of this Prospectus, the Company had 7,800,000 shares of common stock outstanding.

Non-Cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose.  In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Common Stock

The common stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of common stock upon the liquidation, dissolution or winding up of the affairs of the Company.  Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof.  All outstanding shares of common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of common stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no preferred shares authorized or issued.

Employee Stock Option Plan

As of the date of this Prospectus, the Company does not have an Employee Stock Option Plan.

Transfer Agent

As of the date of this Prospectus, the Company does not have a Transfer Agent.

Interest of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Berkeley Coffee & Tea, Inc.’s common stock.

Legal – Mr. James B. Parsons, Parsons/Burnett/Bjordahl LLC, 10900 N.E. 4th Street, Suite 1850, Bellevue, WA  98004, Tel (425) 451-8036, Fax (425) 451-8568.

The audited balance sheets of Berkeley Coffee & Tea, Inc. as of April 30, 2010 and 2009, and the statements of operations, changes in stockholders' equity, and cash flows for the periods then ended included in this Prospectus, have been included herein in reliance on the reports of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.  The report contains explanatory paragraphs describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 2 to those financial statements.

Auditor – Child, Van Wagoner & Bradshaw, PLLC, 5296 South Commerce Drive, # 300, Salt Lake City, Utah 84107, Tel (801) 281-4700, Fax (801) 281-4701.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Business Development

Berkeley Coffee & Tea, Inc. was incorporated on March 27, 2009, in the state of Nevada.  Our articles of incorporation authorized the issuance of 75,000,000 shares of common stock each at a par value of $0.001.  As of the date of this Prospectus, we have two (2) shareholders and 7,800,000 shares of our common stock are issued and outstanding.

We have never declared bankruptcy or been in receivership, and have never been involved in any legal action or proceedings whatsoever.  Since becoming incorporated, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  We have no intention to merge with another company or to be acquired by another company, or to act as a blank check company.  We have a specific business plan and purpose.  As such, we are not a blank check company as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933.

Since our incorporation on March 27, 2009, our startup and development activities have included discussions with potential customers in the United States.  We travelled twice for meetings/discussions with the coffee plantation owners and farmers/exporters in Simao, Jinghong, Xishuangbanna, Mangshi and Baoshan, in Yunnan Province, China.  We have evaluated and tested the current coffee crop produced in Yunnan Province. We have complied information on potential suppliers farm locations, current production, types, varieties and quality of coffee.  As of the date of this Prospectus, we have not purchased and sold any coffee from China.

How to communicate with us

Our principal executive office is located at Building B, #439, Jinyuan Ba Lu, Jiangqiao Town, Jiading District, Shanghai, 201812, China, and our corporate registered office is located at Suite 214, 1662 Highway 395 N, Minden, Nevada 89423.  Our telephone number is 011-8615021337898 and electronic mail address is sean@dts8coffee.com.

Business of Berkeley Coffee & Tea, Inc.

The Company expects to generate revenue from the sale of coffee produced in China.  We plan to sell coffee grown in China directly to coffee wholesalers, coffee brokers and coffee roasters in the United States.  As of the date of this Prospectus, we do not have any customers; nor have we purchased, and sold any coffee beans in the United States.  We do not anticipate a disproportionately significant amount of revenue will be generated from any single customer.  Accordingly, we do not expect to depend on any single customer.

Coffee Bean Suppliers

The Company will depend on Chinese coffee farmers to supply coffee from growing areas in Simao, Jinghong, Xishuangbanna, Mangshi and Baoshan, in Yunnan Province, China.  These farmers grow Catimor variety Arabica coffee.  According to the Chinese Government Coffee Industry production data, approximately 70% of the coffee comes from the Catimor plants, a sturdy hybrid variety designed to combat tree rust problems. In China about 80% of coffee is grown in the southern inland province of Yunnan.  The climate, weather and terrain are ideal for growing coffee.  Arabica coffee is produced in the southeast of Yunnan, China, where it is the most favorable for growing quality coffee.  The growing areas cover the region from 21°10°—24°50° Northern latitude and from 99°09'~102°19' Eastern longitude and the Tropic of Cancer running across.  Coffee trees grow in idyllic rich volcanic soils in the highlands areas where the altitude is between 1,000 to 1,600 meters. The soil is fertile and the average annual temperature of 15°C-22°C, annual relative humidity of 76% to 85%, with plenty of sunshine (annual sunshine rate of 43%-50%) and abundant rainfall (annual rainfall: 1,100mm-2,780mm). The minimum seasonal climate differences and the big temperature difference between day and night, makes it conducive for growing coffee rich in aroma and flavor.  Farms in Yunnan range from small (5 acres) to large (5,000 acres).  Some larger farms are privately owned and others are “state-run” farms.

We have developed informal relationships with coffee farmers/exporters that produce quality coffee in sufficient quantities to supply the coffee.  We believe such relationships are mutually beneficial and may result in favorable coffee supplies, quality and costs.  We will not depend on any one farmer/exporter for the supply of all the coffee to the extent that a disruption in the supply from one farmer/exporter could not be remedied quickly and cost effectively.  When we commence our operations, we plan to have formal agreements with the farmers/exporters to provide us with coffee.  As of the date of this Prospectus, we have not entered into any contracts or purchased any coffee from coffee farmers/exporters in Yunnan, China.

United States Coffee Market

Coffee is a traded commodity, and as such, has an established market in the United States.  According to the International Coffee Organization, “Green Bean Import”, data for the 2009 coffee season, United States imported approximately twenty three million (23 million) sixty-kilogram bags of coffee.  United States annually imports approximately 20%-25% of the World’s total annual coffee production.  According to the Chinese Coffee Industry coffee data for the 2009/2010 coffee season, China’s production will range from one (1) million to one million five hundred thousand (1.5 million) sixty-kilogram bags of coffee, which is approximately one percent (1%) of the world’s coffee production.  As of the date of this Prospectus, we have not imported into the United States any coffee produced in Yunnan, China.

Potential Customers

The Company’s target market is the United States.  The potential customers in the United States include coffee roasters and coffee brokers.  Roasters operate roasting facilities and sell roasted coffee to third party retail coffee shops, grocery stores, hotels and restaurants, and through other food service distribution channels.  Coffee brokers purchase and sell the coffee beans to many smaller commercial and retail roasters.  As of the date of this Prospectus, we do not have any customers.

Pricing and Competition

We plan to sell Chinese grown coffee to potential customers; the coffee roasters and coffee brokers.  The roasters and brokers depend upon outside trading companies and exporters for their supply of coffee.  Roasters to maintain their coffee blends require a continuous supply of similar coffee in the future.  Accordingly, they routinely negotiate with the exporters or trading companies to purchase coffee tied to the specific New York “C” futures coffee contract market prices for future deliveries of coffee.  The New York “C” futures coffee contract trades on New York, Coffee Sugar & Cocoa Exchange.  Our plan is to sell our Chinese grown coffee, at a mutually negotiated price, to potential customers using the New York “C” futures coffee contract market prices as the “benchmark price”.  We will add a premium amount to the benchmark price for the coffee considered to be of a superior quality and deduct a discount amount from the benchmark price for coffee considered to be of an inferior quality.  The quality of the coffee is determined by testing the grades of coffee and by cup tasting for flavor.  As of the date of this Prospectus, we have not sold any coffee or entered into any contracts to sell to potential customers in the United States.

Distribution and Packaging

Our suppliers, (coffee farmers/exporters) grow, harvest, process, grade, pack in sixty-kilogram (60kg) jute bags and transport in 20 foot containers to shipping ports, bagged coffee ready for shipment.  After the customs formalities are completed, the bagged coffee will be exported directly to our potential customers.  Our Company’s name will appear on every sixty-kilogram (60kg) jute bag of coffee that is packed and shipped.  We will automatically pre-form shipping containers and attach invoice and shipping information to every bag or container designated for delivery.  All exports from China will be shipped at Free On Board (“FOB”) price shipping port.  As of the date of this Prospectus, we have not purchased any coffee nor shipped any coffee out of China.

Facilities

As of the date of this Prospectus, we do not own, rent or lease any property, real or otherwise.  We operate our business from the offices of Sean Tan, our sole director, office and a stockholder of the Company.  The office is used on a month-to-month basis at no cost to the Company, except for incidental administrative expenses.  If the offering under this Prospectus is successful, we plan to locate the Company’s headquarters to a rented office in Reno, Nevada.  Within this office, we will have space devoted to general corporate, sales and customer services.  As of the date of this Prospectus, we do not have any facilities rented or leased in Reno, Nevada.

Customer Service

As of the date of this Prospectus, we own the website: www.berkeleycoffeetea.com, currently under construction.  We have not offered to sell and have not sold any coffee through our website at this stage.  If the Offering under this Prospectus is successful, we plan to develop the website in a manner that will offer customer support and allow customers to order coffee and check the delivery status on the website.  We plan to have information technology and marketing staff to oversee the website and provide customer support.

Employees

As of the date of this Prospectus, the Company does not have any employees.  Our sole director and officer’s time and efforts are being provided to the Company without compensation.

Government Regulations

As of the date of this Prospectus, to operate our business, we obtained an annual Nevada state business license, which expires on March 31, 2011.  We are unaware of any federal, state or local laws and regulations in the United States that would affect our coffee marketing and wholesale operations in Reno, Nevada, apart from meeting the business license requirements of the county.

We plan to register with the Food and Drug Administration (FDA) in compliance with the Public Health Security and Bioterrorism Preparedness and Response Act of 2002 (“Bioterrorism Act”).  Under the Bioterrorism Act, coffee beans are considered food items and require the registration of the food facilities and the importer providing advance notice of any shipments into the United States.

As an importer of coffee, we are unaware of any federal, state or local laws and regulations in China that would affect our business operations.

Research and Development Activities

As of the date of this Prospectus, the Company has not incurred any coffee related research and development expenses and does not plan to incur any research or development expenses in the future.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 with the Securities and Exchange Commission (“SEC”) and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Description of Property

The Company does not own, lease or rent any property, real or otherwise.  The Company does not have any investments or interests in any real estate.  The Company also does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Legal Proceedings

As of the date of this Prospectus, there is no litigation pending or threatened by or against the Company.  However, from time to time we may be subject to legal proceedings and claims in the ordinary course of business. Such claims, even if not meritorious, would result in the expenditure by us of significant syndicated financial and managerial resources.

Certain Relationships and Related Transactions

Sean Tan, our sole director and officer, may be considered a promoter pursuant to Rule 405 of the Securities Act of 1933.  Except as to the compensation to be paid to Sean Tan set forth herein, no persons who may be considered a promoter, presently or in the future, will receive or expect to receive assets, services or other consideration from us.  No assets will be or are expected to be acquired from any promoter on behalf of the company.  No person is expected to be paid any compensation that is directly related to the sale of securities under this offering.  However, the salaries or benefits to be paid to the officer and other employees may be indirectly dependent upon receiving the proceeds from the sale of the shares from the offering.  If the offering is unsuccessful, or if the Company is unsuccessful in achieving its desired level of sales, the Company may not have the ability to pay the salaries or benefits.  The Company has not entered into any arrangements or agreements for the payment of salaries or benefits to Sean Tan, our sole director and officer, that requires disclosure to our stockholders.

Market for Common Equity and Related Stockholder Matters

Market for Stock

Currently there is no public trading market for the stock of the Company, and the Company has not applied to have its common stock listed.  The Company intends to apply to have its common stock quoted or listed on the OTC Bulletin Board.  No trading symbol has yet been assigned.  Generally, persons who purchase stock from a company cannot resell that stock unless it is registered or exempt from registration.  Rule 144 of the Securities Act of 1933 provides an exemption from registration for resale of restricted shares by persons who have acquired restricted securities of the issuer, provided, however, that such sales meet certain requirements.  Those requirements include, among others, that certain financial information be available to the public, a person wishing to sell not be an officer, director or owner of ten percent (10%) or more of the stock of an issuer, the person wishing to sell must wait for a period of time (usually up to one year) prior to the sale, and there is a limitation on the amount of stock any one person can sell so as not to disrupt the trading markets.  Based on these requirements, none of the issued and outstanding shares are currently eligible for sale under Rule 144 of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which: (a) contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended; (c) contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price; (d) contains a toll-free number for inquiries on disciplinary actions; (d) Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and (e) contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer: (a) the bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

Holders

As of the date of this Prospectus, the Company had two (2) shareholders of record of its common stock.

Dividends

As of the date of this Prospectus, we have not paid any dividends to our shareholders.  There are no restrictions that would limit our ability to pay dividends on common equity or that are likely to do so in the future.

Managements’ Discussion and Analysis or Plan of Operation

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

Review of operations for the period March 27, 2009 (date of inception) to April 30, 2010

Since inception, March 27, 2009, our operation has been restricted to development activities that has included travel to Yunnan Province, China, (the coffee growing area), meeting with coffee farmers/exporters, cup tasting and evaluation of the coffee produced, discussions with potential customers in United States, and preparation of this prospectus.  To date, we have not entered into any contracts or commitments to purchase or sell any coffee.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has incurred material recurring losses from operations.  As of April 30, 2010, the Company had accumulated deficits of $8,111 and has limited cash and unprofitable operations.  For the year ended April 30, 2010 and 2009, the Company sustained net losses of $6,011 and $2,100. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis.  Management's plans in this regard are to raise equity financing by offering 2,500,000 shares of common stock at $0.20 per share for gross proceeds of $500,000.  If the offering is successful, this will mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern.

Provided below is selected financial data about our Company for the period from May 1, 2009 to April 30, 2010.  Audited financial statements and notes thereto are included in this Prospectus under “Financial Statements”

Balance Sheet Data:

Cash	$4,161
Total assets	$14,161
Total liabilities	$972
Stockholders’ equity	$13,189

Liquidity and Capital Resources

As of April 30, 2010, we had $4,161 cash deposited in the bank and accounts payable of $972. We received $10,000 cash for subscription receivable on June 22, 2010. Since inception, March 27, 2009, we have not generated any revenue and incurred accumulated losses of $8,111.  We financed our operations by issuing 7,800,000 shares of our common stock to our sole director and officer and an investor for a cash payment of $14,200 and $7,100 paid for expenses. The general and administration expenses incurred included $5,000 for travel, professional fees of $3,072 and bank charges of $39.  We do not have any long-term debts or obligation.

The offering expenses associated with this offering are estimated to be $20,000.  Our budgeted offering expenses are attorneys’ fees of $13,500, auditor’s fees of $5,000, printing costs of $1,000, and miscellaneous expenses of $500.  As of April 30, 2010, the Company had $4,161 in cash deposited at the bank and subscription receivable of $10,000, received on June 22, 2010. This will allow the Company to pay a portion of the offering expenses from cash on hand.  The sole director and officer has verbally agreed to provide an advance to the Company to pay any shortfall if we do not raise any funding from the offering and do not commence our “Plan of Operation” as discussed below and elsewhere in this Prospectus.  There is no written agreement between the officer and the Company.

Plan of Operation

If we are successful with the offering of 2,500,000 shares of common stock at $0.20 per share under this Prospectus, and net proceeds of $480,000 are received, we will have sufficient funds to fully implement our business plan as discussed in the “Use of Proceeds” section and elsewhere in this Prospectus.  Specifically, our plan of operation for the next 12 months requires us to:

(a)

Purchase coffee from farmers/exporters in Yunnan, China.  The coffee season in China runs from October to March.  We plan to commence purchasing coffee starting in February 2011, and to continue to do so until May 2011.  Thereafter, we plan to continue purchasing the limited amount of late and early season crops.  The late and early season coffee crops are usually available till next coffee season.  During the next twelve months, we plan to purchase and sell coffee to our potential customers in the United States.  Each container load will contain approximately three hundred and twenty (320) sixty-kilogram (60 kg) bags of green bean coffee or approximately 19,200 metric tonnes.  The sale price of the coffee will be mutually negotiated with the customers using the current New York “C” coffee contract market prices as the benchmark price.  We have budgeted approximately $240,000 out of the total net proceeds of $480,000 to be applied towards the purchasing of coffee.  However, if we are unable to raise all the funding, we may have to limit our purchasing activities, which may cause our business to fail.

(b)

Lease office facilities in Reno, Nevada and hire at least one employee as support staff.  In February 2011, we plan to lease about 500 square feet office space in Reno, Nevada, for general corporate, sales and customer service purposes.  In February 2011, we plan to hire one employee.  Our budget for office lease cost is in the range of $700 to $1,000 per month and general and administration costs, as described in the “Use of Proceeds” section of this Prospectus, to be in the range of $2,000 to $3,000 per month.  We have budgeted approximately $48,000 out of the total net proceeds of $480,000 to be applied towards general and administration expenses and for our corporate head office costs in Reno, Nevada.  However, if we are unable to raise all the funding, we may have to severely limit our activities which may cause our business to fail.

(c)

Commence to market and sell coffee.  In February 2011, we will commence delivering coffee samples to interested potential customers.  Supplying of coffee samples and visiting of potential customers will continue throughout the next 12 months.  The costs are expected to be in the range of $2,000 to $3,000 per month.  We have budgeted approximately $48,000 out of the total net proceeds of $480,000 to be applied towards the marketing expenses.  However, if we are unable to raise all the funding, we may have to severely limit our marketing and selling activities, which may cause our business to fail.

If we are unsuccessful in obtaining 100% ($500,000) of the funding under this offering, we will be unable to commence our business operations at a level as planned and discussed elsewhere in this Prospectus.  As discussed in the “Use of Proceeds” section and elsewhere in this Prospectus, we have budgeted $240,000 of the total net proceeds to be applied towards coffee, $48,000 to general and administration expenses, $48,000 towards marketing expenses, $48,000 for financial expenses, and we will retain as working capital $96,000.  However, if we are unable to raise all the funding, we may have to severely limit our activities, which will directly impact our ability to purchase significant amounts of coffee, hire an employee, lease an office in Reno, Nevada and restrict our ability to market and sell the coffee. As a result, it may cause our business to fail and investors could lose their entire investment.

On a severely restricted basis, to implement our business plan, we will need to raise at least 10% ($50,000) from the Offering.  This would allow us to purchase and sell the coffee, but would limit our ability to purchase a significant amount or larger volumes of coffee.  Lack of sufficient quantity of coffee in our inventory will adversely affect our business operations.  We may not be able to fill potential customers orders, which may cause us to lose potential sales, affect our profit margins and it may cause our business to fail.  As discussed, in the “Use of Proceeds” section and elsewhere in this prospectus, we have budgeted, the total net proceeds of $15,000 to be applied towards coffee, $3,000 towards general and administration expenses, $3,000 for marketing, $3,000 for financial expenses, and to retain as working capital $6,000.  We will not be able to hire an employee, lease an office in Reno, Nevada and our ability to market and sell the coffee would be restricted.  We will also minimize our general and administration, financial and marketing expenses.  We may use the office of our sole director and officer on a month- to-month basis for our head office purposes.  Any revenue we earn will be infused back into the Company and used for working capital.  However, we may not be able to generate any revenue, minimize our general and administration, financial and marketing expenses as actual expenses could be higher as a result of number of factors both foreseen and unforeseen which may cause us to curtail our business.

If we raise an amount less than 10% of the Offering, we will be forced to severely scale back the implementation of our business plan and operations.  The extent of such restrictions cannot be known at this time, but we anticipate the restrictions to force us to: cut off the marketing activities, not lease office space, and we may not be able to purchase any coffee.  We would be forced to obtain additional and different sources of financing in order to continue to implement our business plan and to continue our operations.  We cannot be assured of securing needed financing on acceptable terms.

As of the date of this Prospectus, we do not have any plans to raise any additional funding apart from the current offering of 2,500,000 shares of our common stock.

As of the date of this Prospectus, the Company did not incur any coffee related research and development expenses and does not plan to incur any research or development expenses in the future.

As of the date of this Prospectus, the Company did not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-20 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant

Critical Accounting Policies & Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex.  Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates.  Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition.  We have identified certain accounting policies that we believe are most important to the portrayal of our current financial condition and results of operations.  Our significant accounting policies are disclosed in Note 2 to the Financial Statements included in this Prospectus.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at April 30, 2010, cash and cash equivalents consist of cash only.

Comprehensive Income

The Company has adopted ASC 220, "Reporting Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its statement of stockholders' equity, in other comprehensive income. The Company had no other comprehensive income for the year ended April 30, 2010.

Revenue Recognition

The Company derives its revenue from sale of coffee beans.  Our revenue is recognized in the period when persuasive evidence of an arrangement exists, delivery occurs, the sales price is fixed or determinable and collectability is reasonably assured.  Coffee is considered delivered when title and risk have been transferred to the customer.

Inventory

Inventories are stated at the lower of cost or market. The cost for inventories is determined using the first-in, first-out method. Inventories principally consist of coffee beans. The Company had no inventory at April 30, 2010.

Foreign Currency Translation

The financial statements are presented in United States dollars. The company maintains United States dollars as the functional currency. Foreign monetary assets and liabilities are translated into United States dollars at the rates of exchange in effect at the balance sheet dates. Non-monetary items are translated at historical rates. Revenue and expense items are translated using the rate in effect on the date of the transactions.

Concentration of Credit Risk

The Company maintains the majority of its cash in commercial accounts at a major financial institution.  Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at April 30, 2010, the Company's cash balance did not exceed Federal Deposit Insurance Corporation (FDIC) limits.

Property and equipment

Property and equipment are stated at cost.  Depreciation is provided using the straight-line or accelerated methods over the estimated useful lives of the assets.  The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years for equipment.  The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired.  The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.  Maintenance and repairs are expensed as incurred.  Replacements and betterments are capitalized.  The cost and related reserves of assets sold or retired are removed from the accounts.

Derivative Instruments

The Financial Accounting Standards Board issued ASC 815, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "ASC 815"), The statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Deferred tax assets and liabilities

The Company recognizes the expected future tax benefit from deferred tax assets when the tax benefit is considered more likely than not of being realized.  Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income.  Estimates of future taxable income are based on forecasted cash flows and the application of existing tax laws in each jurisdiction.  To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize deferred tax assets could be impacted.  Additionally, future changes in tax laws in the jurisdictions in which the Company operates could limit the Company’s ability to obtain the future tax benefits.

Earnings (Loss) Per Share

The Company adopted ASC 260, which provides for calculation of "basic" and "diluted" earnings (losses) per share. Basic earnings (losses) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to diluted earnings per share.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot always be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company's financial instruments consist of cash, subscription receivable and accounts payable. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these items. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Provision for Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by ASC 740 to allow recognition of such an asset.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

As of the date of this Prospectus, the Company did not have any disagreements with its current independent registered public accounting firm.  During the Company's first fiscal year and up to the present time, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.  The independent accountant for the Company is Child, Van Wagoner & Bradshaw, PLLC.  This firm was engaged on July 5, 2010.

Financial Disclosure

Our fiscal year end is April 30.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, March 27, 2009, to April 30, 2009 and May 1, 2009 to April 30, 2010 are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors, Executive Officers, Promoters and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of the Company as of the date of this Prospectus, together with all positions and offices of the Company held by each, the term of office and the period during which each has served.  All directors of our company hold office for one year or until their successors are elected or appointed at the next annual meeting of the shareholders.  The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.  The names, ages and positions of our directors and executive officers as of the date of this Prospectus are as follows:

NAME	AGE	POSITION	APPOINTED	TERM
Sean Tan	44	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Sole Director	March 27, 2009 (inception)	One year

The following is a brief account of the education and business experience during the past five years of the director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Sean Tan, Director, Chief Executive Officer, President, Secretary and Chief Financial Officer

As the President, Chief Executive Officer, Chief Financial Officer and Secretary, Mr. Tan is responsible for the general direction of our business development including day-to-day management of the business affairs.

Mr. Sean Tan graduated with a Bachelor’s degree in Economics and Political Science from Northern Illinois University in May 1987, and a Master’s degree in Public Administration from Pennsylvania State University in December 1988.  Mr. Tan has completed an Investment Funds in Canada program in 2002 and a Branch Compliance Officer’s Course in 2004 with the Institute of Canadian Bankers.  Mr. Tan is also a graduate of the Canadian Accredited Insurance Brokers program in 2006 with the Insurance Brokers Association and the Life Insurance courses in 2002 and 2003, respectively, with the Insurance Council of British Columbia.

Since 1989, Mr. Tan has worked as a financial consultant and advisor.  In 1989, Mr. Tan was an Account Officer with the Southern Bank in Malaysia and from 1990 to 1992 was a financial consultant with KPMG in Malaysia.  He worked at the Royal Bank of Canada from 1993 to 1994, and from 1994 to 1998, Mr. Tan was employed at the Business Development Bank of Canada as an Account Manager handling commercial loans for small businesses as well as knowledge-based industries.  From 1998 to 2002, Mr. Tan was employed with Banca Commerciale Italiana as an Account Manager for Private and Corporate Banking.  Since 2002, Mr. Tan has been in insurance business as an independent licensed insurance agent and a registered mutual funds sales consultant. Sean became a director and President of Growers Direct Coffee, Inc. in November 2008.  Since February 2008, Mr. Tan is the Chief Executive Officer of DTS8 Holdings Co., Ltd. and DTS8 Coffee (Shanghai) Co., Ltd.,

companies in the coffee roasting and wholesale business in Shanghai, China.  Mr. Tan has wide range of experience in management and finance.

At present, Mr. Tan spends 20 hours per week on the business of Berkeley Coffee & Tea, Inc.  Mr. Tan will devote additional time to the business of the Company as is necessary and appropriate, consistent with the discussions contained in the Use of Proceeds and Plan of Operations sections.

Significant Employee(s)

As of the date of this Prospectus, the Company does not have any employee who is expected to make a significant contribution to the business of the Company.

Family Relationships

There are no family relationships, except certain family members who may become shareholders by purchasing the shares of common stock of Berkeley Coffee & Tea, Inc.

Involvement in Certain Legal Proceedings

No director or officer has filed any bankruptcy petition.

Mr. Tan became a director and President of Growers Direct Coffee, Inc. in November 2008 and in January 2009, Growers Direct Coffee, Inc. filed for Chapter 7 Bankruptcy in Las Vegas, Nevada under the Federal Bankruptcy Code of the United States.

No director or officer has been convicted in a criminal proceeding.

No director or officer has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of securities or banking activities.

No director or officer has been convicted of violating a federal or state securities or commodities law.

Code of Ethics

Effective March 30, 2010, the Company's board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our company's President (being our principal executive officer) and our Company's Chief Financial Officer (being our principal financial and accounting officer and controller), as well as persons performing similar functions.  As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

•

compliance with applicable governmental laws, rules and regulations;

•

the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•

accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company's personnel shall be accorded full access to our President and Chief Financial Officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics.  Further, all of our Company's personnel are to be accorded full access to our company's board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our President or Chief Financial Officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws.  Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company's President or Chief Financial Officer.  If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President or Chief Financial Officer, the incident must be reported to any member of our board of directors.  Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter.  It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission as an Exhibit to this registration statement.  We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request directed to: Berkeley Coffee & Tea, Inc., Suite 214, 1662 Highway 395 N, Minden, Nevada 89423.  Our telephone number is 011-86 15021337898, and electronic mail address is sean@dts8coffee.com

Executive Compensation

The following table sets forth certain information regarding our officers, directors and employees' compensation for the years ended April 30, 2010 and 2009.  Our directors, officers and employees do not currently receive any salary or other long-term compensation.  Currently, our officer and director does not receive any compensation.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Sean Tan President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Sole Director	2010 & 2009	0	0	0	0	0	0	0	0

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees’ of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the Company to any officer or director under any plan, which presently exists.

Employment Agreements

As of the date of this Prospectus, there are no employment agreements.  Our sole officer and director’s time and efforts are being provided to the Company without compensation.  Since the date of incorporation on March 27, 2009, the Company has not compensated Mr. Tan, the President, Secretary and Treasurer.

Compensation of Directors

As of the date of this Prospectus, there are no other agreements or arrangements in place for the amount of annual compensation that our directors will receive in the future.  The sole director of the Company does not receive compensation at this time.  No amounts have been paid to, or accrued by, our director in such capacity.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)
Sean Tan, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Sole Director	$0	0	0	0	0	0	$0

 Options/SAR Grants

As of the date of this Prospectus, we do not have any stock option plans for our officers, directors and employees.

Corporate Governance

As of the date of this Prospectus, no material changes were made to the procedures by which security holders may recommend nominees to the Company’s board of directors.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an audit committee financial expert and is independent.  We will appoint independent directors and directors with financial expertise to our board and committees in the future.

Audit Committee

As of the date of this Prospectus, we have one director on the board.  Accordingly, the director is not considered to be independent.  We do not have any independent board members in our audit committee who are considered to be financial experts.  As of the date of this Prospectus, the current member of the Audit Committee is Sean Tan, who is not considered to be independent.  We will appoint independent directors and directors with financial expertise to our board and committees in the future. We do not have any independent board members in our audit committee who are considered to be financial experts.

Compensation Committee

As of the date of this Prospectus, we have not established a Compensation Committee which is responsible for setting and administering the policies and programs that govern both annual compensation and stock option programs for our directors, executive officers and employees.

Security Ownership of Certain Beneficial Owners and Management Related Stockholder Matters

The following table sets forth certain information as of April 30, 2010, with respect to the beneficial ownership of the common shares of the Company by (1) each director, (2) each executive officer, (3) each significant employee, (4) the directors and officers of the Company as a group, (5) and each person known by the Company to own beneficially more than five percent (5%) of the common shares the Company's common stock as of April 30, 2010.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has, or shares, the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.

The percentage ownership before offering of each stockholder is calculated based on 7,800,000 outstanding shares of our common stock as of April 30, 2010.

The percentage of ownership after the Offering, assuming the sale of the maximum amount of 2,500,000 shares of common stock by the Company, is calculated based the aggregate amount of 10,300,000 shares to be issued and outstanding.

Class of Stock	Name of Beneficial Owner	Number of Common Shares	Percentage Before Offering (%)	Percentage After Offering 2,500,000 shares (%)
Common Shares	Sean Tan, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Sole Director (1)	7,300,000	93.60%	70.87%
	Officers and Directors as a Group	7,300,000	93.60%	70.87%

Common Shares	Li Hui Juan, (2)	500,000	6.40%	4.85%

(1)

Sean Tan,  380-9940 Lougheed Highway, Burnaby, BC V3J 1N3, Canada.

(2)

 Li Hui Juan,104-20 Lane 111, Jiangshu  North Road, Shanghai, 20042, China

Future Sales By Existing Stockholders

A total of 7,800,000 shares have been issued to the two (2) existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  Our stockholders do not have any plans to sell their shares at any time after this offering is complete.

Change in Control

As of the date of this Prospectus, our management is unaware of any existing or anticipated contract or an arrangement, the operation of which may, at a subsequent date, result in a “change of control” of the Company.

Certain Relationships and Related Transactions, and Director Independence

Transactions with related persons

Sean Tan is our sole officer and director.  We are currently operating out of the premises of Mr. Tan on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.  The Company’s sole officer and director was issued 7,300, 000 shares of common stock for payment of $2,100 expenses and $14,200 cash to the Company. At April 30, 2010, $10,000 was recorded as subscription receivable and was received on June 22, 2010.

As of the date of this Prospectus, there have been no other transactions or proposed transactions in the past two years in which the Company was or is a party to a transaction which has materially affected or will materially affect the Company in which any director, promoter, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest.

As of the date of this Prospectus, we have not  formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this Offering and, in any event, prior to hiring any additional employees.  We do not currently have any conflicts of interest by or among our current officer, director or advisors.

Director independence

As of the date of this Prospectus, we have one director on the board.  Accordingly, the director is not considered to be independent.  We will appoint additional independent directors to our board and committees in the future.  We do not have any independent board members in our audit committee who are considered to be financial experts.

Financial Statements

The following audited financial statements are filed herewith:

Audited Financial Statements for the period since inception, March 27, 2009 to April 30, 2009 and May 1, 2009 to April 30, 2010

BERKELEY COFFEE & TEA, INC.

 (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF APRIL 30, 2010 AND 2009

Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors
Berkeley Coffee & Tea, Inc.

We have audited the accompanying balance sheets of Berkeley Coffee & Tea, Inc. as of April 30, 2010 and 2009, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended April 30, 2010 and the period March 27, 2009 (inception) to April 30, 2009, and the period March 27, 2009 (inception) to April 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Berkeley Coffee & Tea, Inc. as of April 30, 2010 and 2009, and the results of its operations, and its cash flows for the year ended April 30, 2010, the period March 27, 2009 (inception) to April 30, 2009, and the period March 27, 2009 (inception) to April 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw PLLC

Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
August 2, 2010

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net

BERKELEY COFFEE & TEA, INC.
( A Development Stage Company)
BALANCE SHEETS

	April 30,	April 30,
	2010	2009
A S S E T S
CURRENT ASSETS
Cash and cash equivalents	$4,161	$-
Subscription receivable	10,000	-

TOTAL CURRENT ASSETS	14,161	-

TOTAL ASSETS	$14,161	$-

L I A B I L I T I E S & S T O C K H O L D E R S ' E Q U I T Y

CURRENT LIABILITIES
Accounts payable	$972	$-

TOTAL CURRENT LIABILITIES	972	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Common stock, 75,000,000 shares authorized,
$0.001 par value; 7,800,000 and 2,100,000 shares
issued and outstanding, respectively	7,800	2,100
Additional paid-in capital	13,500	-
Accumulated deficit	(8,111)	(2,100)
TOTAL STOCKHOLDERS' EQUITY	13,189	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,161	$-

See accompanying notes to the financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

		For the Period From	For the Period From
	For the Year Ended	Inception (March 27, 2009)	Inception (March 27, 2009)
	April 30,	to April 30,	to April 30,
	2010	2009	2010

REVENUE	$-	$-	$-

OPERATING EXPENSES
General and administrative	6,011	2,100	8,111
TOTAL OPERATING EXPENSES	6,011	2,100	8,111

LOSS FROM OPERATIONS	(6,011)	(2,100)	(8,111)
LOSS BEFORE INCOME TAXES	(6,011)	(2,100)	(8,111)
INCOME TAX BENEFIT	-	-	-
NET LOSS	$(6,011)	$(2,100)	$(8,111)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$-	$-
WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING,
BASIC AND DILUTED	3,260,548	1,976,471

See accompanying notes to the financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

				Deficit
	Common Stock		Additional	Accumulated
	Number		Paid-In	During	Total Stockholders'
	of Shares	Amount	Capital	Development Stage	Equity
Balance as of March 27, 2009 (Inception)	-	$-	$-	$-	$-
Stock issued for expenses at $0.001 per share	2,100,000	2,100	-	-	2,100
Net loss from Inception to April 30, 2009	-	-	-	(2,100)	(2,100)

Balance as of April 30, 2009	2,100,000	2,100	-	(2,100)	-

Stock issued for cash at $0.001 per share	4,200,000	4,200	-	-	4,200

Stock issued for cash at $0.01 per share	1,000,000	1,000	9,000	-	10,000

Stock issued for expenses at $0.01 per share	500,000	500	4,500	-	5,000

Net loss for the year ended April 30, 2010	-	-	-	(6,011)	(6,011)

Balance as of April 30, 2010	7,800,000	$7,800	$13,500	$(8,111)	$13,189

See accompanying notes to the financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
	Year Ended	For Period From Inception (March 27, 2009) to	For Period From Inception (March 27, 2009) to
	April 30,	April 30,	April 30,
	2010	2009	2010

Net loss	$(6,011)	$(2,100)	$(8,111)
Adjustments to reconcile net loss
to net cash used by operating activities:	-	-	-
Expenses paid by issuance of shares	5,000	2,100	7,100
Increase (decrease) in:
Accounts payable	972	-	972
Net cash provided by (used in) operating activities	(39)	-	(39)

Cash flows from investing activities:
	-	-	-
Net cash used in investing activities	-	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	4,200	-	4,200
Net cash provided by financing activities	4,200	-	14,200
Net increase (decrease) in cash	4,161	-	4,161
Cash, beginning of period	-	-	-
Cash, end of period	$4,161	-	4,161
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest and income taxes:
Interest	$-	$-	$-
Income taxes	$-	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock subscription	$10,000	$-	$10,000

See accompanying notes to the financial statements

BERKELEY COFFEE & TEA, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

April 30, 2010

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Berkeley Coffee & Tea, Inc. (hereinafter "Company" “We” “Our” or "Berkeley Coffee”) was incorporated in the State of Nevada on March 27, 2009.  The Company is in the development stage and plans to market and sell coffee produced in China into United States.

The Company is a development stage company as defined in ASC 915 “Development Stage Enterprises”, as it is devoting substantially all of its efforts to establish a new business and planned principal operations have not commenced.

NOTE 2 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material loss from operations. At April 30, 2010, the Company had an accumulated deficit of $8,111, in addition to limited cash, zero revenue and unprofitable operation. For the year ended April 30, 2010, the Company sustained net losses of $6,011. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. Management's plans in this regard are to raise equity financing of $500,000 by offering to sell 2,500,000 shares of common stock at $0.20 each. If the financing is successful, it will mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company's financial statements are prepared using the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at April 30, 2010, cash and cash equivalents consist of cash only.

Comprehensive Income

The Company has adopted ASC 220, "Reporting Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its statement of stockholders' equity, in other comprehensive income. The Company had no other comprehensive income for the year ended April 30, 2010.

Concentration of Credit Risk

The Company maintains the majority of its cash in commercial accounts at a major financial institution. Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at April 30, 2010, the Company's cash balance did not exceed Federal Deposit Insurance Corporation (FDIC) limits.

Derivative Instruments

The Financial Accounting Standards Board issued ASC 815, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "ASC 815"), The statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Earnings (Loss) Per Share

The Company adopted ASC 260, which provides for calculation of "basic" and "diluted" earnings (losses) per share. Basic earnings (losses) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to diluted earnings per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. The company maintains United States dollars as the functional currency. Foreign monetary assets and liabilities are translated into United States dollars at the rates of exchange in effect at the balance sheet dates. Non-monetary items are translated at historical rates. Revenue and expense items are translated using the rate in effect on the date of the transactions.

Inventory

Inventories are stated at the lower of cost or market. The cost for inventories is determined using the first-in, first-out method. Inventories principally consist of coffee beans. The Company had no inventory at April 30, 2010.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot always be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company's financial instruments consist of cash, subscription receivable and accounts payable. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these items.

Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Property and Equipment

Property and equipment are recorded at cost. Depreciation for property and equipment is calculated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are generally amortized over the shorter of seven years or the term of the related leases. Major remodels and improvements are capitalized. Maintenance and repairs that do not improve or extend the life of the respective assets are charged to expense as incurred.

Provision for Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by ASC 740 to allow recognition of such an asset.

Revenue Recognition

The Company derives its revenue from sale of coffee beans.  Our revenue is recognized in the period when persuasive evidence of an arrangement exists, delivery occurs, the sales price is fixed or determinable and collectability is reasonably assured.  Coffee is considered delivered when title and risk have been transferred to the customer.

Stock Issued for Services

Transactions in which common stock is issued for services are recorded at the fair value of the services received or the fair value of the stock issued, whichever is more reliably measurable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses and the accompanying notes during the reporting period. Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-20 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company’s sole officer and director was issued 7,300, 000 shares of common stock for payment of $2,100 expenses and $14,200 cash to the Company. At April 30, 2010, $10,000 was recorded as subscription receivable and was received on June 22, 2010.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Refer to Note 2 above.

NOTE 6 - COMMON STOCK

As of April 30, 2010, the authorized capital was 75,000,000 common shares with a par value of $0.001.

a)

On March 29, 2009, the Company issued 2,100,000 common shares at $0.001 per share for $2,100 Company expenses paid.

b)

On February 1, 2010, the Company issued 4,200,000 common shares at $0.001 per share for cash proceeds of $4,200.

c)

On March 25, 2010, the Company issued 500,000 common shares at $0.001 per share for $5,000 for Company expenses paid.

d)

On March 25, 2010, the Company issued 1,000,000 common shares at $0.01 per share for cash proceeds of $10,000. The $10,000 was received on June 22, 2010.

NOTE 7 - CONTRACTS AND AGREEMENTS

Nil

NOTE 8 – CONCENTRATION RISK

The Company plans to purchase green bean coffee from China. Consequently, any political, economic and social unrest and/or instability in the coffee growing areas of China may adversely affect the Company’s business operations. In particular, instability in the coffee growing regions of China could result in a decrease in the availability of coffee beans needed for the continued operation and growth of the Company’s business. It could also lead to an increase in the purchasing costs and increased operating costs. This may adversely affect the Company’s business.

NOTE 9 – SUBSEQUENT EVENTS

The Company received $10,000 subscription receivable on June 22, 2010.

The Company intends to file a Registration Statement under S-1 offering to sell 2,500,000 shares of its common stock at $0. 20 each for gross proceeds of $500,000 to provide financing to commence the implementation of its business plan and operations.

The Company has evaluated subsequent events from the balance sheet date through August 2, 2010, and no other significant events have occurred.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

As permitted by Nevada Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.  Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Except as described in the section entitled “Certain Relationships and Related Transactions” set forth below, no promoters received or expect to receive any assets, services or other consideration from the Company.  No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Incorporation of Certain Information Reference

None.

PART II   INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The Company estimates that expenses in connection with the distribution described in this Prospectus will be as shown below.  All expenses incurred with respect to the distribution, and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

Auditors’ Fees	$5,000
Attorney Fees, including Registration Fee	$13,500
Printing	$1,000
Estimated additional expenses	$500
Total	$20,000

Indemnification of Directors and Officers

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.  Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful.  In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him.  Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the law and is, therefore, unenforceable.  In the event a demand for indemnification is made, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Furthermore, the Company shall provide to any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable Nevada law.  The Board of Directors may in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article.  However, the Company has yet to purchase any such insurance and has no plans to do so.

The articles of incorporation of Berkeley Coffee & Tea, Inc., states that a director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends.  Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions before such repeal or modification.

Recent Sales of Unregistered Securities

We were incorporated in Nevada on March 27, 2009 and are authorized to issue 75,000,000 shares of common stock with voting rights at a par value of $0.001.  As of the date of this Prospectus, we have issued 7,800,000 common shares to 2 shareholders.  There have been no other sales of unregistered securities within the last three years that requires disclosure pursuant to Item 701 of Regulation S-K, except for the following:

On March 29, 2009, we issued 2,100,000 shares of our common stock at $0.001 per share to our founder, Sean Tan.  Shares were issued for payment of $2,100 for legal fees and incorporation expenses.  On February 1, 2010, we issued 4,200,000 shares of our common stock at a price $0.001 per share to our Sean Tan.  Shares were issued for cash payment of $4,200.  On March 25, 2010, we issued 1,000,000 shares of our common stock at a price $0.010 per share to Sean Tan.  Shares were issued for a cash payment of $10,000.  The shares were issued in transactions which we believe satisfy the requirements of certain exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, pursuant to Section 4(2) the Securities Act of 1933, as amended (the “Act”), and Rule 504 of Regulation D.  At the time of sale, we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, we were not an investment company and had a specific business plan at the time we sold the securities.  The total value of the share sales was under one million dollars ($1,000,000); the offering was limited in its scope to our founder and no general solicitation or advertising was utilized in making the offering.

On March 25, 2010, we issued 500,000 shares at $0.010 per share for $5,000 of travel expenses paid, to one person in an offer/sale exempt from registration pursuant to Section 4(2), Rule 504 of Regulation D of the Act. This was a non-public offering made to a friend and a business associate of Sean Tan; the director and officer of the Company.  No general solicitation or advertising was used.  After inquiry as to the financial sophistication of the investor, including submission of an investor questionnaire, we believed the purchaser was financially sophisticated and able to purchase shares of Berkeley Coffee & Tea, Inc. We relied upon the investor’s representations and warranties in making the determination that she had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the prospective investment.  The investor was given an information disclosure document prior to investing and had adequate access to sufficient information about us to make an informed investment decision.  At the time of sale, we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, we were not an investment company, and had a specific business plan at the time we sold the securities.  The purchaser was informed of the restrictions on the transferability and sale of the shares and each share certificate contained a legend informing the reader of the restrictions applicable to the shares.

Exhibits and Financial Statement Schedules

3.1	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed
5	Opinion re: Legality	Previously Filed
23.1	Consent of Accountant	Previously Filed
23.2	Consent of Attorney (Included in Ex. 5)	Previously Filed
	Code of Conduct	Previously Filed
	Nevada State Business License	Previously Filed
99.1	Primary Offering Subscription Agreement	Previously Filed

Undertakings

Berkeley Coffee & Tea, Inc. hereby undertakes the following:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission  pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, State of Nevada, on August 13, 2010.

Berkeley Coffee & Tea, Inc.

/s/ Sean Tan

Sean Tan, President, Chief Executive Officer,

Chief Financial Officer, Secretary,

Controller and Director

__________

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Sean Tan

Sean Tan, President, Chief Executive Officer,

Chief Financial Officer, Secretary, Controller

and Director

August 13, 2010

Date